October 15, 2001



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:      Hibernia Corporation
         Current Report on Form 8-K
         Commission File No. 1-10294

Dear Sirs:

         Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K which is being furnished pursuant to Regulation FD.

         Pursuant to Section 13(a) of the Act, by copy hereof we are delivering to the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, one complete copy, including exhibits. Pursuant to General Instruction E to Form 8-K, the copy being delivered to the Exchange has been manually signed on behalf of the Company.

         Please call the undersigned at (504) 533-3299 if you have any questions concerning this filing.

                                       Very truly yours,

                                        /s/ Cathy E. Chessin

                                       Cathy E. Chessin
                                       Corporate Counsel and Secretary

CEC/mch
Enclosure

cc:      John Kiesel

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     October 15, 2001
                                                     October 15, 2001



                              Hibernia Corporation
              (Exact name of registrant as specified in its charter)




 Louisiana                          1-10294                    72-0724532
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits. The exhibits listed below are furnished pursuant to Regulaton FD as a part of this current report on Form 8-K.

Exhibit No.              Description

99.13                    News Release issued by the
                         Registrant on October 15, 2001


Item 9.  Regulation FD Disclosure.

         On October 15, 2001, Hibernia Corporation issued a news release dated October 15, 2001 which is attached as an exhibit hereto and incorporated by reference into this item 9.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HIBERNIA CORPORATION
                                         (Registrant)


Date:  October 15, 2001                   By:  /s/ Cathy E. Chessin
                                               Cathy E. Chessin
                                               Corporate Counsel and Secretary



                                  EXHIBIT INDEX

Exhibit No.               Description                                 Page No.

99.13                     News Release Issued by the                     3
                          Registrant on October 15, 2001

For IMMEDIATE Release
October 15, 2001

MEDIA INQUIRIES:                                INVESTOR INQUIRIES:
Jim Lestelle - Senior Vice President            Trisha Voltz--Vice President
and Manager, Corporate Communications           and Manager, Investor Relations
Office: (504) 533-5482;                         Office: (504) 533-2180;
Home: (504) 410-8826                            Home: (504) 779-1930
E-mail: jlestelle@hibernia.com                  E-mail: tvoltz@hibernia.com

--------------------------------------------------------------------------------
          Hibernia Third-Quarter Earnings Increase 8% to $57.2 Million,
                               EPS Up 9% to $0.36
--------------------------------------------------------------------------------
      NEW ORLEANS - Hibernia Corporation today reported third-quarter net income of $57.2 million, up 8% from $53.1 million a year earlier. For the first nine months of 2001, net income was $162.4 million, 6% higher than $153.2 million in the same period in 2000.
      Earnings per common share (EPS) were $0.36 and $1.01 for the third quarter and first nine months, growing 9% and 7% from $0.33 and $0.94 in year-earlier periods.

FINANCIAL PERFORMANCE DATA
(000s, except per common share)
3Q                                   2001         2000      Chg
------------------------------------------------------------------
Net income                          $57,172      $53,063       8%
------------------------------------------------------------------
Cash-basis net income*              $61,140      $57,403       7%
------------------------------------------------------------------
9 MOS.                               2001         2000      Chg
------------------------------------------------------------------
Net income                         $162,407     $153,205       6%
------------------------------------------------------------------
Cash-basis net income*             $174,609     $165,349       6%
------------------------------------------------------------------
Per Common Share
------------------------------------------------------------------
3Q                                      2001        2000      Chg
------------------------------------------------------------------
Net income                             $0.36       $0.33       9%
------------------------------------------------------------------
Net income assuming dilution           $0.35       $0.33       6%
------------------------------------------------------------------
Cash-basis net income*                 $0.38       $0.36       6%
------------------------------------------------------------------
Cash-basis net income*                 $0.37       $0.35       6%
assuming dilution
------------------------------------------------------------------
9 MOS.                                  2001        2000      Chg
------------------------------------------------------------------
Net income                             $1.01       $0.94       7%
------------------------------------------------------------------
Net income assuming dilution           $0.99       $0.94       5%
------------------------------------------------------------------
Cash-basis net income*                 $1.09       $1.02       7%
------------------------------------------------------------------
Cash-basis net income*                 $1.07       $1.01       6%
assuming dilution
------------------------------------------------------------------
* Excludes amortization of purchase accounting
intangibles.
------------------------------------------------------------------

      As the economy has weakened, Hibernia has continued to strengthen reserves, diversify risk, bolster collection efforts and tighten credit standards. Provision expense exceeded net charge-offs by $3.6 million and $11.2 million for the third quarter and first nine months of 2001, respectively. This resulted in improved reserve coverage of total loans at Sept. 30, 2001, to 1.60%, compared to 1.37% a year earlier and 1.58% at June 30, 2001.
      "Our balance sheet and earnings remain strong," said Herb Boydstun, president and CEO. "Hibernia is a fundamentally sound company that has been able to achieve good results in a more challenging economy."
      Revenues for the third quarter and first nine months were $249.0 million and $740.8 million, respectively, up 13% and 14% from year-ago periods. Revenues for the first nine months increased 12% from a year ago, excluding a net gain of $10.4 million from the securitization of approximately $600 million of indirect auto loans in second-quarter 2001.
      The net interest margin was 4.37% for third-quarter 2001, compared to 4.19% a year earlier and 4.44% for this year's second quarter. The improvement compared to last year reflects that rates on interest-bearing liabilities have declined faster than earning-asset yields in the declining rate environment. The decline from second-quarter 2001 reflects a decrease in loans, primarily caused by the indirect auto securitization in June 2001, and a related increase in lower-yield short-term investments.
      Net interest income was $165.6 million and $492.3 million for the third quarter and first nine months of 2001, respectively, up 8% from the same periods a year ago.
      Noninterest income was $81.0 million and $230.8 million for the third quarter and first nine months of 2001, up 26% and 24% from year-ago periods, excluding securities transactions and adjusted for the second-quarter net indirect auto securitization gain. On that same basis, adjusted for purchase transactions, noninterest income for the first nine months of 2001 increased approximately 19% compared to year-ago periods. Noninterest income as a percentage of revenues grew to 33% for third-quarter 2001, compared to 29% a year earlier and 31% for second-quarter 2001, excluding securities transactions and adjusted for the second-quarter net indirect auto securitization gain. In the low interest rate environment, Hibernia funded record mortgage loans totaling $1.2 billion in third-quarter 2001, which contributed to a 31% increase in mortgage loan origination and servicing fees compared to a year ago.
      Management remains comfortable with guidance announced earlier in the year with respect to the performance of the company for 2001. However, EPS could differ from analysts' consensus as a result of dilution. Depending on the price of Hibernia common stock, management expects EPS for 2001 in the range of $1.34 to $1.39 per diluted common share. Management expects its provision for loan losses for 2001 to be in the $85 million to $95 million range.
      The company is currently in the budget-planning process for 2002. Recognizing a weak economy and the possibility of an ongoing recession, Hibernia currently expects lower revenue growth in 2002 and, as a result, is focusing closely on expense growth. The company has begun several initiatives that address staffing levels and other employee-related and general expenses. New accounting rules for goodwill amortization are expected to add approximately $0.07 per year to earnings per common share in 2002.
       Actual earnings per share and other information could differ materially from the forward-looking statements presented because of various factors, including, but not limited to, unforeseen global events; economic conditions; asset quality; interest rates; loan demand; changes in consumer spending, borrowing and savings habits; competition; government monetary policy; changes in laws and regulations; and changes in the assumptions used in making the forward-looking statements.
      Hibernia's capital position remains strong. At Sept.30, 2001, the leverage ratio was 8.37%, compared to 7.88% a year earlier and 8.09% at June 30, 2001. As part of its capital-management strategy, on Oct. 1, 2001, the company redeemed $87.0 million of preferred stock.

Asset  quality
      As expected, and in line with peer banks, the impact of a slowing economy is reflected in Hibernia's asset quality results.
o The loan loss provision totaled $23.0 million and $68.0 million for the third quarter and first nine months of 2001, respectively, compared to $17.4 million and $50.7 million a year earlier.
o Nonperforming assets at Sept. 30, 2001, were $78.1 million, compared to $115.7 million a year earlier and $69.0 million at June 30, 2001.
o Nonperforming loans at Sept. 30, 2001, were $69.8 million, compared to $105.5 million a year earlier and $61.2 million at June 30, 2001.
o The nonperforming asset ratio at the end of third-quarter 2001 was 0.69%, compared to 0.98% a year earlier and 0.61% at the end of second-quarter 2001, and the nonperforming loan ratio was 0.61%, compared to 0.89% and 0.54%.
o The consumer delinquency loan ratio at the end of third-quarter 2001 was 0.80%, compared to 0.75% a year earlier and 0.79% at June 30, 2001. The commercial and small-business delinquency ratios were 0.05% and 0.44%, respectively, at the end of third-quarter 2001,compared to 0.42% and 0.39% a year earlier and 0.14% and 0.31% at June 30, 2001.
o Reserve coverage of nonperforming loans was 261% at Sept. 30, 2001, compared to 154% a year earlier and 292% at June 30, 2001.
o The annualized net charge-off ratio for third-quarter 2001 was 0.69%, compared to 0.60% a year earlier and 0.74% for second-quarter 2001. The consumer net charge-off ratio was 0.58%, compared to 0.38% and 0.48%; commercial, 0.88%, compared to 1.05% and 1.25%; and small-business, 0.70%, compared to 0.48% and 0.74%.
o Shared national credits were $939 million at Sept. 30, 2001, down 31% from a year earlier and down 7% from June 30, 2001.

Additional results
      Deposits at Sept. 30, 2001, were $12.9 billion, 6% higher than $12.2 billion a year ago. Loans decreased 4% to $11.4 billion at Sept. 30, 2001, compared to $11.8 billion a year earlier. Managed loans - or total loans plus $509 million in outstanding balances of indirect auto loans that were securitized during second-quarter 2001 - were virtually unchanged from last year's third quarter.
      Following are other results:
o Noninterest expense for the third quarter and first nine months of 2001 was $136.9 million and $405.3 million, respectively, up 15% from year-earlier periods. Excluding purchase transactions, noninterest expense grew approximately 12% for the first nine months, compared to a year earlier. Included in the increase was a provision for temporary impairment of mortgage servicing rights of $4.6 million in third-quarter 2001.
o Included in tax expense for third-quarter 2001 is a $1.7 million credit resulting from a revision in the formula used to calculate state tax expense.
o Returns on assets and common equity for third-quarter 2001 were 1.39% and 14.75%, respectively, compared to 1.32% and 15.30% a year earlier.
o The third-quarter 2001 cash-basis efficiency ratio was 53.03%, compared to 51.56% a year earlier and 53.54% (excluding the second-quarter 2001 net indirect auto securitization gain) for second-quarter 2001.
      A live listen-only audio Webcast of management's conference call with analysts and the media will be available beginning at 1 p.m. CT today on the company's Internet site (www.hibernia.com) and through the following link: www.hibernia.com/corporate_investor_news. The conference also will be available in archived format at the same address until Oct. 31.
      Hibernia, a Forbes 500 company, has $16.6 billion in assets and 261 locations in 34 Louisiana parishes, 16 Texas counties and two Mississippi counties. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.


Statements contained herein that are not historical facts should be considered forward-looking with respect to Hibernia. Statements of this type speak only as of the date of this release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen national events, economic conditions, asset quality, interest rates, loan demand, changes in consumer spending, borrowing and savings habits, competition, government monetary policy, changes in laws and regulations, and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the statements. Additional information on factors that might affect Hibernia's financial results is included in filings with the Securities and Exchange Commission.


FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS                                                 THREE MONTHS ENDED
($ in thousands, except per-share data)       -------------------------------------------------------------------
                                              September 30     September 30                June 30
                                                 2001             2000        CHANGE        2001        CHANGE
                                              ------------     ------------  ----------  ------------  ----------
  Interest income                                $283,424         $312,683        (9)%      $299,586        (5)%
  Interest expense                                117,803          158,732       (26)        131,823       (11)
                                              ------------     ------------              ------------
      Net interest income                         165,621          153,951         8         167,763        (1)
  Provision for loan losses                        23,000           17,400        32          27,000       (15)
                                              ------------     ------------              ------------
      Net interest income after provision         142,621          136,551         4         140,763         1
                                              ------------     ------------              ------------
  Noninterest income:
      Service charges on deposits                  28,666           26,296         9          28,977        (1)
      Retail investment service fees                6,758            6,922        (2)          6,357         6
      Trust fees                                    6,402            6,369         1           6,700        (4)
      Mortgage loan origination and servicing fees  7,568            5,762        31           6,997         8
      Investment banking                            2,692            2,420        11           3,953       (32)
      Insurance                                     3,362            3,033        11           3,640        (8)
      Other service, collection and exchange charge13,527           10,596        28          12,433         9
      Other operating income                       12,037            2,817       327          18,324       (34)
      Securities gains (losses), net                   23               11       109          (5,454)      100
                                              ------------     ------------              ------------
            Noninterest income                     81,035           64,226        26          81,927        (1)
                                              ------------     ------------              ------------
  Noninterest expense:
      Salaries and employee benefits               68,337           62,696         9          72,212        (5)
      Occupancy and equipment                      17,148           16,050         7          17,139         -
      Data processing                               7,855            6,615        19           7,872         -
      Amortization of intangibles                  13,166            7,115        85           8,185        61
      Advertising and promotional expense           3,613            3,282        10           4,466       (19)
      Stationery and supplies, postage and
          telecommunications                        5,900            4,900        20           6,017        (2)
      Other operating expense                      20,869           18,614        12          21,452        (3)
                                              ------------     ------------              ------------
            Noninterest expense                   136,888          119,272        15         137,343         -
                                              ------------     ------------              ------------
  Income before income taxes                       86,768           81,505         6          85,347         2
  Income tax expense                               29,596           28,442         4          30,445        (3)
                                              ------------     ------------              ------------
  Net income                                      $57,172          $53,063         8 %       $54,902         4 %
                                              ============     ============              ============
  Net income applicable to common shareholders    $55,672          $51,459         8 %       $53,402         4 %
                                              ============     ============              ============

  Net income per common share                       $0.36            $0.33         9 %         $0.34         6 %
  Net income per common share - assuming dilution   $0.35            $0.33         6 %         $0.34         3 %
  Return on average assets                           1.39 %           1.32 %       7 bp         1.34 %       5 bp
  Return on average common equity                   14.75 %          15.30 %     (55)bp        14.59 %      16 bp

  Cash basis financial data:
    Net income per common share                     $0.38            $0.36         6 %         $0.37         3 %
    Net income per common share - assuming dilution $0.37            $0.35         6 %         $0.36         3 %

FINANCIAL INFORMATION (cont.)
(Unaudited)
SUMMARY OF OPERATIONS                                               NINE MONTHS ENDED
($ in thousands, except per-share data)                 -------------------------------------------
                                                        September 30    September 30
                                                            2001           2000           CHANGE
                                                        -------------   -----------     -----------
  Interest income                                           $897,231        $899,273          - %
  Interest expense                                           404,962         442,773         (9)
                                                        -------------   -------------
      Net interest income                                    492,269         456,500          8
  Provision for loan losses                                   68,000          50,650         34
                                                        -------------   -------------
      Net interest income after provision                    424,269         405,850          5
                                                        -------------   -------------
  Noninterest income:
      Service charges on deposits                             84,885          75,563         12
      Retail investment service fees                          20,459          22,304         (8)
      Trust fees                                              19,779          20,272         (2)
      Mortgage loan origination and servicing fees            21,087          16,735         26
      Investment banking                                       9,995           6,021         66
      Insurance                                               10,362           4,159        149
      Other service, collection and exchange charges          37,823          31,125         22
      Other operating income                                  36,794           9,617        283
      Securities gains (losses), net                          (9,345)         (3,690)      (153)
                                                        -------------   -------------
            Noninterest income                               231,839         182,106         27
                                                        -------------   -------------
  Noninterest expense:
      Salaries and employee benefits                         207,733         179,797         16
      Occupancy and equipment                                 51,592          48,206          7
      Data processing                                         23,673          22,462          5
      Amortization of intangibles                             29,235          20,388         43
      Advertising and promotional expense                     12,328          10,819         14
      Stationery and supplies, postage and
          telecommunications                                  17,649          15,434         14
      Other operating expense                                 63,099          53,993         17
                                                        -------------   -------------
            Noninterest expense                              405,309         351,099         15
                                                        -------------   -------------
  Income before income taxes                                 250,799         236,857          6
  Income tax expense                                          88,392          83,652          6
                                                        -------------   -------------
  Net income                                                $162,407        $153,205          6
                                                        =============   =============
  Net income applicable to common shareholders              $157,907        $148,272          6 %
                                                        =============   =============

  Net income per common share                                  $1.01           $0.94          7 %
  Net income per common share - assuming dilution              $0.99           $0.94          5 %
  Return on average assets                                      1.31 %          1.30 %        1 bp
  Return on average common equity                              14.39 %         15.09 %      (70)bp

  Cash basis financial data:
    Net income per common share                                $1.09           $1.02          7 %
    Net income per common share - assuming dilution            $1.07           $1.01          6 %


FINANCIAL INFORMATION (cont.)
(Unaudited)
SUMMARY OF OPERATIONS                                                            THREE MONTHS ENDED
($ in thousands, except per-share data)        -------------------------------------------------------------------------------------
                                               September 30         June 30           March 31         December 31      September 30
                                                   2001               2001               2001               2000            2000
                                               ------------       ------------       ------------      -------------    ------------
  Interest income                                 $283,424           $299,586           $314,221           $318,046       $312,683
  Interest expense                                 117,803            131,823            155,336            163,987        158,732
                                               ------------       ------------       ------------      -------------    ------------
      Net interest income                           165,621            167,763            158,885            154,059       153,951
  Provision for loan losses                          23,000             27,000             18,000             70,000        17,400
                                               ------------       ------------       ------------      -------------    ------------
      Net interest income after provision           142,621            140,763            140,885             84,059       136,551
                                               ------------       ------------       ------------      -------------    ------------
  Noninterest income:
      Service charges on deposits                    28,666             28,977             27,242             27,361        26,296
      Retail investment service fees                  6,758              6,357              7,344              5,960         6,922
      Trust fees                                      6,402              6,700              6,677              6,634         6,369
      Mortgage loan origination and servicing fees    7,568              6,997              6,522              6,093         5,762
      Investment banking                              2,692              3,953              3,350              3,209         2,420
      Insurance                                       3,362              3,640              3,360              2,930         3,033
      Other service, collection and exchange charges 13,527             12,433             11,863             11,192        10,596
      Other operating income                         12,037             18,324              6,433              3,431         2,817
      Securities gains (losses), net                     23             (5,454)            (3,914)              (231)           11
                                                ------------       ------------       ------------      -------------    -----------
     Noninterest income                              81,035             81,927             68,877             66,579        64,226
                                                ------------       ------------       ------------      -------------    -----------
  Noninterest expense:
      Salaries and employee benefits                 68,337             72,212             67,184             65,916        62,696
      Occupancy and equipment                        17,148             17,139             17,305             17,508        16,050
      Data processing                                 7,855              7,872              7,946              7,208         6,615
      Amortization of intangibles                    13,166              8,185              7,884              9,331         7,115
      Advertising and promotional expense             3,613              4,466              4,249              3,985         3,282
      Stationery and supplies, postage and
          telecommunications                          5,900              6,017              5,732              5,475         4,900
      Other operating expense                        20,869             21,452             20,778             15,556        18,614
                                               ------------       ------------       ------------      -------------    ------------
     Noninterest expense                            136,888            137,343            131,078            124,979       119,272
                                               ------------       ------------       ------------      -------------    ------------
  Income before income taxes                         86,768             85,347             78,684             25,659        81,505
  Income tax expense                                 29,596             30,445             28,351              8,231        28,442
                                               ------------       ------------       ------------      -------------    ------------
  Net income                                        $57,172            $54,902            $50,333            $17,428       $53,063
                                               ============       ============       ============      =============    ============
  Net income applicable to common shareholders      $55,672            $53,402            $48,833            $15,928       $51,459
                                               ============       ============       ============      =============    ============
  Net income per common share                         $0.36              $0.34              $0.31              $0.10         $0.33
  Net income per common share - assuming dilution     $0.35              $0.34              $0.31              $0.10         $0.33
  Return on average assets                             1.39 %             1.34 %             1.21 %             0.43 %        1.32 %
  Return on average common equity                     14.75 %            14.59 %            13.80 %             4.59 %       15.30 %

  Cash basis financial data:
    Net income per common share                       $0.38              $0.37              $0.34              $0.13         $0.36
    Net income per common share - assuming dilution   $0.37              $0.36              $0.34              $0.13         $0.35

FINANCIAL INFORMATION (cont.)
(Unaudited)
AVERAGE BALANCES                                                  THREE MONTHS ENDED
($ in millions)                                     ------------------------------------------------
                                                    September 30      September 30        CHANGE
                                                        2001              2000
                                                    -------------     --------------    ------------
  Assets
    Cash and due from banks                               $505.0             $482.6            5 %
    Short-term investments                                 494.8              105.0          371
    Securities                                           3,190.2            3,077.3            4
    Mortgage loans held for sale                           305.8               94.8          223
    Loans                                               11,329.0           11,634.2           (3)
        Reserve for loan losses                           (181.2)            (166.0)           9
                                                    -------------     --------------
             Loans, net                                 11,147.8           11,468.2           (3)
    Other assets                                           787.0              792.0           (1)
                                                    -------------     --------------
        Total assets                                   $16,430.6          $16,019.9            3 %
                                                    =============     ==============

  Liabilities
    Noninterest-bearing deposits                        $2,232.0           $2,112.9            6 %
    Interest-bearing deposits                           10,560.9           10,160.4            4
                                                    -------------     --------------
        Total deposits                                  12,792.9           12,273.3            4
    Short-term borrowings                                  674.4            1,306.3          (48)
    Other liabilities                                      223.3              189.5           18
    Federal Home Loan Bank advances                      1,143.3              812.8           41
                                                    -------------     --------------
        Total liabilities                               14,833.9           14,581.9            2

  Shareholders' equity                                   1,596.7            1,438.0           11
                                                    -------------     --------------
        Total liabilities and shareholders' equity     $16,430.6          $16,019.9            3 %
                                                    =============     ==============

FINANCIAL INFORMATION (cont.)
(Unaudited)
AVERAGE BALANCES                                                  NINE MONTHS ENDED
($ in millions)                                     ------------------------------------------------
                                                    September 30      September 30
                                                        2001              2000          CHANGE
                                                    -------------     --------------    ------------
  Assets
    Cash and due from banks                               $506.6             $491.5            3 %
    Short-term investments                                 264.9              136.0           95
    Securities                                           3,157.5            3,043.0            4
    Mortgage loans held for sale                           258.8               82.9          212
    Loans                                               11,747.2           11,344.7            4
        Reserve for loan losses                           (180.2)            (163.0)          11
                                                    -------------     --------------
             Loans, net                                 11,567.0           11,181.7            3
    Other assets                                           772.7              765.2            1
                                                    -------------     --------------
        Total assets                                   $16,527.5          $15,700.3            5 %
                                                    =============     ==============

  Liabilities
    Noninterest-bearing deposits                        $2,164.3           $2,082.1            4 %
    Interest-bearing deposits                           10,422.5            9,995.8            4
                                                    -------------     --------------
        Total deposits                                  12,586.8           12,077.9            4
    Short-term borrowings                                1,033.0            1,207.4          (14)
    Other liabilities                                      219.6              176.3           25
    Federal Home Loan Bank advances                      1,137.6              833.9           36
                                                    -------------     --------------
        Total liabilities                               14,977.0           14,295.5            5

  Shareholders' equity                                   1,550.5            1,404.8           10
                                                    -------------     --------------
        Total liabilities and shareholders' equity     $16,527.5          $15,700.3            5 %
                                                    =============     ==============

FINANCIAL INFORMATION (cont.)
(Unaudited)
PERIOD-END BALANCES                                 September 30        September 30
($ in millions)                                         2001                2000                CHANGE
                                                    -------------       --------------      --------------
  Assets
    Cash and due from banks                               $483.7               $488.3              (1)%
    Short-term investments                                 381.2                 88.2             332
    Securities                                           3,466.0              3,078.1              13
    Mortgage loans held for sale                           305.7                117.3             161
    Loans:
        Commercial                                       2,920.6              3,554.8             (18)
        Small business                                   2,511.3              2,389.8               5
        Consumer                                         5,928.9              5,894.2               1
                                                    -------------       --------------
            Total loans                                 11,360.8             11,838.8              (4)
        Reserve for loan losses                           (182.2)              (162.7)             12
                                                    -------------       --------------
             Loans, net                                 11,178.6             11,676.1              (4)
    Other assets                                           800.1                791.1               1
                                                    -------------       --------------
        Total assets                                   $16,615.3            $16,239.1               2 %
                                                    =============       ==============

  Liabilities
    Noninterest-bearing deposits                        $2,268.7             $2,181.6               4 %
    Interest-bearing deposits                           10,660.3             10,034.8               6
                                                    -------------       --------------
        Total deposits                                  12,929.0             12,216.4               6
    Short-term borrowings                                  722.1              1,335.2             (46)
    Other liabilities                                      202.3                175.6              15
    Federal Home Loan Bank advances                      1,143.2              1,044.2               9
                                                    -------------       --------------
        Total liabilities                               14,996.6             14,771.4               2
                                                    -------------       --------------
  Shareholders' equity
    Preferred stock                                         87.0                 93.0              (6)
    Common stock                                           311.6                309.0               1
    Surplus                                                442.7                431.9               3
    Retained earnings                                      815.8                723.1              13
    Treasury stock                                         (35.9)               (21.2)             69
    Accumulated other comprehensive
           income                                           28.4                (33.4)            185
    Unearned compensation                                  (30.9)               (34.7)            (11)
                                                    -------------       --------------
        Total shareholders' equity                       1,618.7              1,467.7              10
                                                    -------------       --------------
        Total liabilities and shareholders' equity     $16,615.3            $16,239.1               2 %
                                                    =============       ==============

FINANCIAL INFORMATION (cont.)
(Unaudited)
PERIOD-END BALANCES                                                        June 30
($ in millions)                                                             2001                CHANGE
                                                                        --------------      --------------
  Assets
    Cash and due from banks                                                    $517.8              (7)%
    Short-term investments                                                      452.8             (16)
    Securities                                                                3,112.4              11
    Mortgage loans held for sale                                                327.2              (7)
    Loans:
        Commercial                                                            3,101.3              (6)
        Small business                                                        2,482.7               1
        Consumer                                                              5,702.2               4
                                                                        --------------
            Total loans                                                      11,286.2               1
        Reserve for loan losses                                                (178.6)              2
                                                                        --------------
             Loans, net                                                      11,107.6               1
    Other assets                                                                788.8               1
                                                                        --------------
        Total assets                                                        $16,306.6               2 %
                                                                        ==============

  Liabilities
    Noninterest-bearing deposits                                             $2,231.8               2 %
    Interest-bearing deposits                                                10,447.2               2
                                                                        --------------
        Total deposits                                                       12,679.0               2
    Short-term borrowings                                                       740.1              (2)
    Other liabilities                                                           176.8              14
    Federal Home Loan Bank advances                                           1,143.4               -
                                                                        --------------
        Total liabilities                                                    14,739.3               2
                                                                        --------------
  Shareholders' equity
    Preferred stock                                                              87.0               -
    Common stock                                                                310.5               -
    Surplus                                                                     438.1               1
    Retained earnings                                                           780.5               5
    Treasury stock                                                              (35.9)              -
    Accumulated other comprehensive
           income                                                                18.0              58
    Unearned compensation                                                       (30.9)              -
                                                                        --------------
        Total shareholders' equity                                            1,567.3               3
                                                                        --------------
        Total liabilities and shareholders' equity                          $16,306.6               2 %
                                                                        ==============


FINANCIAL INFORMATION (cont.)
(Unaudited)
PERIOD-END BALANCES                               September 30         June 30           March 31
($ in millions)                                       2001               2001              2001
                                                  -------------      -------------     -------------
  Assets
    Cash and due from banks                             $483.7             $517.8            $521.1
    Short-term investments                               381.2              452.8              99.6
    Securities                                         3,466.0            3,112.4           3,263.2
    Mortgage loans held for sale                         305.7              327.2             299.1
    Loans:
        Commercial                                     2,920.6            3,101.3           3,295.3
        Small business                                 2,511.3            2,482.7           2,432.3
        Consumer                                       5,928.9            5,702.2           6,189.1
                                                  -------------      -------------     -------------
            Total loans                               11,360.8           11,286.2          11,916.7
        Reserve for loan losses                         (182.2)            (178.6)           (180.8)
                                                  -------------      -------------     -------------
             Loans, net                               11,178.6           11,107.6          11,735.9
    Other assets                                         800.1              788.8             759.5
                                                  -------------      -------------     -------------
        Total assets                                 $16,615.3          $16,306.6         $16,678.4
                                                  =============      =============     =============
  Liabilities
    Noninterest-bearing deposits                      $2,268.7           $2,231.8          $2,206.3
    Interest-bearing deposits                         10,660.3           10,447.2          10,494.2
                                                  -------------      -------------     -------------
        Total deposits                                12,929.0           12,679.0          12,700.5
    Short-term borrowings                                722.1              740.1           1,048.4
    Other liabilities                                    202.3              176.8             256.1
    Federal Home Loan Bank advances                    1,143.2            1,143.4           1,143.6
                                                  -------------      -------------     -------------
        Total liabilities                             14,996.6           14,739.3          15,148.6
                                                  -------------      -------------     -------------
  Shareholders' equity
    Preferred stock                                       87.0               87.0              87.0
    Common stock                                         311.6              310.5             309.6
    Surplus                                              442.7              438.1             434.6
    Retained earnings                                    815.8              780.5             747.2
    Treasury stock                                       (35.9)             (35.9)            (35.9)
    Accumulated other comprehensive
           income                                         28.4               18.0              18.2
    Unearned compensation                                (30.9)             (30.9)            (30.9)
                                                  -------------      -------------     -------------
        Total shareholders' equity                     1,618.7            1,567.3           1,529.8
                                                  -------------      -------------     -------------
        Total liabilities and shareholders' equity   $16,615.3          $16,306.6         $16,678.4
                                                  =============      =============     =============

FINANCIAL INFORMATION (cont.)
(Unaudited)
PERIOD-END BALANCES                                December 31        September 30
($ in millions)                                       2000               2000
                                                  -------------      -------------
  Assets
    Cash and due from banks                             $635.2             $488.3
    Short-term investments                               185.2               88.2
    Securities                                         3,048.9            3,078.1
    Mortgage loans held for sale                         123.7              117.3
    Loans:
        Commercial                                     3,501.6            3,554.8
        Small business                                 2,396.0            2,389.8
        Consumer                                       6,227.1            5,894.2
                                                  -------------      -------------
            Total loans                               12,124.7           11,838.8
        Reserve for loan losses                         (178.3)            (162.7)
                                                  -------------      -------------
             Loans, net                               11,946.4           11,676.1
    Other assets                                         758.6              791.1
                                                  -------------      -------------
        Total assets                                 $16,698.0          $16,239.1
                                                  =============      =============
  Liabilities
    Noninterest-bearing deposits                      $2,243.0           $2,181.6
    Interest-bearing deposits                         10,449.7           10,034.8
                                                  -------------      -------------
        Total deposits                                12,692.7           12,216.4
    Short-term borrowings                              1,310.5            1,335.2
    Other liabilities                                    171.1              175.6
    Federal Home Loan Bank advances                    1,044.0            1,044.2
                                                  -------------      -------------
        Total liabilities                             15,218.3           14,771.4
                                                  -------------      -------------
  Shareholders' equity
    Preferred stock                                       87.0               93.0
    Common stock                                         309.1              309.0
    Surplus                                              432.4              431.9
    Retained earnings                                    718.7              723.1
    Treasury stock                                       (35.9)             (21.2)
    Accumulated other comprehensive
           income                                         (0.7)             (33.4)
    Unearned compensation                                (30.9)             (34.7)
                                                  -------------      -------------
        Total shareholders' equity                     1,479.7            1,467.7
                                                  -------------      -------------
        Total liabilities and shareholders' equity   $16,698.0          $16,239.1
                                                  =============      =============

FINANCIAL INFORMATION (cont.)
(Unaudited)
SELECTED FINANCIAL DATA                                   3Q 2001            2Q 2001             1Q 2001
                                                       --------------      -------------      --------------
    Net income per common share                                $0.36              $0.34               $0.31
    Net income per common share - assuming dilution            $0.35              $0.34               $0.31
    Return on average assets                                    1.39 %             1.34 %              1.21 %
    Return on average common equity                            14.75 %            14.59 %             13.80 %
    Return on average total equity                             14.32 %            14.16 %             13.40 %
    Net interest margin--taxable equivalent                     4.37 %             4.44 %              4.17 %
    Efficiency ratio                                           54.98 %            53.32 %             55.97 %
    Common shares outstanding (000s)                         159,030            158,453             157,965
    Average common shares outstanding (000s)*                156,600            155,905             155,443
    Average common shares outstanding (000s)
          - assuming dilution*                               159,883            158,736             157,469
    Book value per common share                                $9.78              $9.49               $9.28
    Average equity as a % of average assets                     9.72 %             9.43 %              8.99 %
    Leverage ratio                                              8.37 %             8.09 %              7.70 %
    Cash basis financial data**
        Net income per common share                            $0.38              $0.37               $0.34
        Net income per common share - assuming dilution        $0.37              $0.36               $0.34
        Return on average assets                                1.51 %             1.45 %              1.32 %
        Return on average common equity                        18.23 %            18.26 %             17.57 %
        Efficiency ratio                                       53.03 %            51.38 %             53.79 %
        Average equity as a % of average assets                 8.60 %             8.29 %              7.84 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $69,846            $61,179             $77,464
    Foreclosed assets                                          7,217              6,647               4,475
    Excess bank-owned property                                 1,076              1,148               2,573
                                                       --------------      -------------      --------------
        Total nonperforming assets                           $78,139            $68,974             $84,512
                                                       ==============      =============      ==============
    Loans 90 days or more past due                            $6,941             $6,934              $7,615
    Provision for loan losses                                $23,000            $27,000             $18,000
    Net charge-offs                                          $19,415            $21,992             $15,352
    Reserve for loan losses                                 $182,203           $178,618            $180,778
    Net charge-offs as a % of average loans                     0.69 %             0.74 %              0.51 %
    Reserves as a % of total loans                              1.60 %             1.58 %              1.52 %
    Reserves as a % of nonperforming loans                    260.86 %           291.96 %            233.37 %
    Nonperforming loan ratio                                    0.61 %             0.54 %              0.65 %
    Nonperforming asset ratio                                   0.69 %             0.61 %              0.71 %

*    net of uncommitted ESOP shares
**  net of purchase accounting intangibles and amortization

FINANCIAL INFORMATION (cont.)
(Unaudited)
SELECTED FINANCIAL DATA                                   4Q 2000             3Q 2000
                                                       --------------      -------------
    Net income per common share                                $0.10              $0.33
    Net income per common share - assuming dilution            $0.10              $0.33
    Return on average assets                                    0.43 %             1.32 %
    Return on average common equity                             4.59 %            15.30 %
    Return on average total equity                              4.73 %            14.76 %
    Net interest margin--taxable equivalent                     4.11 %             4.19 %
    Efficiency ratio                                           55.92 %            54.01 %
    Common shares outstanding (000s)                         157,729            158,984
    Average common shares outstanding (000s)*                155,758            156,427
    Average common shares outstanding (000s)
          - assuming dilution*                               157,219            157,964
    Book value per common share                                $8.97              $8.80
    Average equity as a % of average assets                     9.04 %             8.98 %
    Leverage ratio                                              7.65 %             7.88 %
    Cash basis financial data**
        Net income per common share                            $0.13              $0.36
        Net income per common share - assuming dilution        $0.13              $0.35
        Return on average assets                                0.54 %             1.45 %
        Return on average common equity                         6.87 %            19.78 %
        Efficiency ratio                                       53.57 %            51.56 %
        Average equity as a % of average assets                 7.83 %             7.73 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $81,955           $105,518
    Foreclosed assets                                          4,267              7,567
    Excess bank-owned property                                 2,586              2,597
                                                       --------------      -------------
        Total nonperforming assets                           $88,808           $115,682
                                                       ==============      =============
    Loans 90 days or more past due                            $8,898             $6,280
    Provision for loan losses                                $70,000            $17,400
    Net charge-offs                                          $54,451            $17,451
    Reserve for loan losses                                 $178,253           $162,704
    Net charge-offs as a % of average loans                     1.82 %             0.60 %
    Reserves as a % of total loans                              1.47 %             1.37 %
    Reserves as a % of nonperforming loans                    217.50 %           154.20 %
    Nonperforming loan ratio                                    0.68 %             0.89 %
    Nonperforming asset ratio                                   0.73 %             0.98 %

*    net of uncommitted ESOP shares
**  net of purchase accounting intangibles and amortization

FINANCIAL INFORMATION (cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST                                                      THREE MONTHS ENDED
AND RATES                                            --------------------------------------------------------------------------
(Average balances $ in millions,                                September 30, 2001                       June 30, 2001
taxable-equivalent interest $ in thousands)          ----------------------------------       ---------------------------------
                                                      Average                                  Average
                                                      Balance      Interest     Rate           Balance     Interest      Rate
                                                     ----------------------------------       ---------------------------------
Assets
   Interest-earning assets:
       Loans                                          $11,329.0     $227,745    7.98 %         $11,808.4    $246,719    8.38 %
       Securities                                       3,190.2       48,358    6.06             3,127.9      48,906    6.26
       Short-term investments                             494.8        4,554    3.65               133.4       1,369    4.12
       Mortgage loans held for sale                       305.8        5,117    6.70               299.1       5,023    6.72
                                                     -----------  -----------                 -----------  ----------
           Total interest-earning assets               15,319.8     $285,774    7.42 %          15,368.8    $302,017    7.88 %
                                                                  -----------                              ----------
   Reserve for loan losses                               (181.2)                                  (180.4)
   Noninterest-earning assets                           1,292.0                                  1,259.6
                                                     -----------                              -----------
           Total assets                               $16,430.6                                $16,448.0
                                                     ===========                              ===========
Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts               $5,305.1      $33,751    2.52 %          $5,042.5     $36,208    2.88 %
       Other consumer time deposits                     2,742.1       35,072    5.07             2,844.7      38,206    5.39
       Public fund certificates of deposit
          of $100,000 or more                             827.0        8,664    4.16               857.4      10,971    5.13
       Certificates of deposit of $100,000 or more      1,078.5       15,095    5.55             1,083.0      15,860    5.87
       Foreign time deposits                              608.2        4,909    3.20               588.1       5,821    3.97
                                                     -----------  -----------                 -----------  ----------
           Total interest-bearing deposits             10,560.9       97,491    3.66            10,415.7     107,066    4.12
       Short-term borrowings                              674.4        5,520    3.25               955.0       9,943    4.18
       Federal Home Loan Bank advances                  1,143.3       14,792    5.13             1,143.5      14,814    5.20
                                                     -----------  -----------                 -----------  ----------
           Total interest-bearing liabilities          12,378.6     $117,803    3.78 %          12,514.2    $131,823    4.23 %
                                                     -----------  -----------                 -----------  ----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                     2,232.0                                  2,170.6
       Other liabilities                                  223.3                                    212.0
                                                     -----------                              -----------
           Total noninterest-bearing liabilities        2,455.3                                  2,382.6
                                                     -----------                              -----------
   Total shareholders' equity                           1,596.7                                  1,551.2
                                                     -----------                              -----------
           Total liabilities and shareholders' equity $16,430.6                                $16,448.0
                                                     ===========                              ===========
Net interest income/margin                                          $167,971    4.37 %                      $170,194    4.44 %
                                                                  ===========                              ==========

FINANCIAL INFORMATION (cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST                                                      THREE MONTHS ENDED (cont.)
AND RATES                                            --------------------------------------------------------------------------
(Average balances $ in millions,                               September 30, 2000
taxable-equivalent interest $ in thousands)          ----------------------------------
                                                      Average
                                                      Balance      Interest     Rate
                                                     ----------------------------------
Assets
   Interest-earning assets:
       Loans                                          $11,634.2     $260,976    8.93 %
       Securities                                       3,077.3       50,645    6.58
       Short-term investments                             105.0        1,822    6.90
       Mortgage loans held for sale                        94.8        1,895    8.00
                                                     -----------  -----------
           Total interest-earning assets               14,911.3     $315,338    8.42 %
                                                                  -----------
   Reserve for loan losses                               (166.0)
   Noninterest-earning assets                           1,274.6
                                                     -----------
           Total assets                               $16,019.9
                                                     ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts               $4,611.0      $44,477    3.84 %
       Other consumer time deposits                     2,972.1       41,210    5.52
       Public fund certificates of deposit
          of $100,000 or more                             933.1       14,853    6.33
       Certificates of deposit of $100,000 or more      1,188.2       18,458    6.18
       Foreign time deposits                              456.0        7,044    6.14
                                                     -----------  -----------
           Total interest-bearing deposits             10,160.4      126,042    4.94
       Short-term borrowings                            1,306.3       21,027    6.40
       Federal Home Loan Bank advances                    812.8       11,663    5.71
                                                     -----------  -----------
           Total interest-bearing liabilities          12,279.5     $158,732    5.14 %
                                                     -----------  -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                     2,112.9
       Other liabilities                                  189.5
                                                     -----------
           Total noninterest-bearing liabilities        2,302.4
                                                     -----------
   Total shareholders' equity                           1,438.0
                                                     -----------
           Total liabilities and shareholders' equity $16,019.9
                                                     ===========
Net interest income/margin                                          $156,606    4.19 %
                                                                  ===========

FINANCIAL INFORMATION (cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST                                        NINE MONTHS ENDED
AND RATES                                                         September 30, 2001
(Average balances $ in millions,                       -----------------------------------------
taxable-equivalent interest $ in thousands)            Average
                                                       Balance         Interest       Rate
                                                       -----------------------------------------
Assets
   Interest-earning assets:
       Loans                                             $11,747.2        $736,372       8.38 %
       Securities                                          3,157.5         146,844       6.20
       Short-term investments                                264.9           8,251       4.16
       Mortgage loans held for sale                          258.8          13,063       6.73
                                                       ------------     -----------
           Total interest-earning assets                  15,428.4        $904,530       7.83 %
                                                                        -----------
   Reserve for loan losses                                  (180.2)
   Noninterest-earning assets                              1,279.3
                                                       ------------
           Total assets                                  $16,527.5
                                                       ============
Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $5,080.8        $112,364       2.96 %
       Other consumer time deposits                        2,828.3         113,540       5.37
       Public fund certificates of deposit
          of $100,000 or more                                841.6          32,158       5.11
       Certificates of deposit of $100,000 or more         1,088.9          47,906       5.88
       Foreign time deposits                                 582.9          17,912       4.11
                                                       ------------     -----------
           Total interest-bearing deposits                10,422.5         323,880       4.15
       Short-term borrowings                               1,033.0          35,538       4.60
       Federal Home Loan Bank advances                     1,137.6          45,544       5.35
                                                       ------------     -----------
           Total interest-bearing liabilities             12,593.1        $404,962       4.30 %
                                                       ------------     -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,164.3
       Other liabilities                                     219.6
                                                       ------------
           Total noninterest-bearing liabilities           2,383.9
                                                       ------------
   Total shareholders' equity                              1,550.5
                                                       ------------
           Total liabilities and shareholders' equity    $16,527.5
                                                       ============
Net interest income/margin                                                $499,568       4.32 %
                                                                        ===========

FINANCIAL INFORMATION (cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST                                        NINE MONTHS ENDED (cont.)
AND RATES                                                        September 30, 2000
(Average balances $ in millions,                       -----------------------------------------
taxable-equivalent interest $ in thousands)            Average
                                                       Balance         Interest       Rate
                                                       -----------------------------------------
Assets
   Interest-earning assets:
       Loans                                             $11,344.7        $745,124       8.77 %
       Securities                                          3,043.0         150,912       6.61
       Short-term investments                                136.0           6,329       6.21
       Mortgage loans held for sale                           82.9           4,815       7.74
                                                       ------------     -----------
           Total interest-earning assets                  14,606.6        $907,180       8.29 %
                                                                        -----------
   Reserve for loan losses                                  (163.0)
   Noninterest-earning assets                              1,256.7
                                                       ------------
           Total assets                                  $15,700.3
                                                       ============
Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $4,559.4        $125,261       3.67 %
       Other consumer time deposits                        2,934.6         115,996       5.28
       Public fund certificates of deposit
          of $100,000 or more                                980.5          43,873       5.98
       Certificates of deposit of $100,000 or more         1,140.0          50,545       5.92
       Foreign time deposits                                 381.3          16,641       5.83
                                                       ------------     -----------
           Total interest-bearing deposits                 9,995.8         352,316       4.71
       Short-term borrowings                               1,207.4          54,814       6.06
       Federal Home Loan Bank advances                       833.9          35,643       5.71
                                                       ------------     -----------
           Total interest-bearing liabilities             12,037.1        $442,773       4.91 %
                                                       ------------     -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,082.1
       Other liabilities                                     176.3
                                                       ------------
           Total noninterest-bearing liabilities           2,258.4
                                                       ------------
   Total shareholders' equity                              1,404.8
                                                       ------------
           Total liabilities and shareholders' equity    $15,700.3
                                                       ============
Net interest income/margin                                                $464,407       4.24 %
                                                                        ===========